Exhibit 21.1
List of Subsidiaries of Pebblebrook Hotel Trust

	Name	State of Incorporation or Organization
1.	Pebblebrook Hotel, L.P.	Delaware
2.	Pebblebrook Hotel Lessee, Inc.	Delaware
3.	DC Hotel Trust	Maryland
4.	Tar Heel Owner LLC	Delaware
5.	Tar Heel Lessee LLC	Delaware
6.	Tar Heel Borrower LLC	Delaware
7.	Huskies Owner LLC	Delaware
8.	Huskies Lessee LLC	Delaware
9.	Orangemen Owner LLC	Delaware
10.	Orangemen Lessee LLC	Delaware
11.	Gator Owner LLC	Delaware
12.	Gator Lessee LLC	Delaware
13.	Jayhawk Owner LLC	Delaware
14.	Jayhawk Lessee LLC	Delaware
15.	Blue Devils Owner LLC	Delaware
16.	Blue Devils Lessee LLC	Delaware
17.	Wildcats Owner LLC	Delaware
18.	Wildcats Lessee LLC	Delaware
19.	Terrapins Owner LLC	Delaware
20.	Skamania Lodge Furnishings LLC	Delaware
21.	Terrapins Lessee LLC	Delaware
22.	Spartans Owner LLC	Delaware
23.	Spartans Lessee LLC	Delaware
24.	South 17th Street OwnerCo Mezzanine, L.P.	Delaware
25.	South 17th Street OwnerCo, L.P.	Delaware
26.	South 17th Street LeaseCo LLC	Delaware
27.	South 17th Street LeaseCo Mezzanine LLC	Delaware
28.	Bruins Owner LLC	Delaware
29.	Bruins Hotel Owner L.P.	Delaware
30.	Bruins Lessee LLC	Delaware
31.	Running Rebels Owner LLC	Delaware
32.	Running Rebels Lessee LLC	Delaware
33.	Wolverines Owner LLC	Delaware
34.	Wolverines Lessee LLC	Delaware
35.	Hoosiers Owner LLC	Delaware
36.	Hoosiers Lessee LLC	Delaware
37.	Razorbacks Owner LLC	Delaware
38.	Razorbacks Lessee LLC	Delaware
39.	Cardinals Owner LLC	Delaware
40.	Cardinals Lessee LLC	Delaware
41.	Hoyas Owner LLC	Delaware

42.	Hoyas Lessee LLC	Delaware
43.	Wolfpack Owner LLC	Delaware
44.	Wolfpack Lessee LLC	Delaware
45.	Golden Eagles Owner LLC	Delaware
46.	Golden Eagles Lessee LLC	Delaware
47.	Miners Owner LLC	Delaware
48.	Miners Hotel Owner L.P.	Delaware
49.	Miners Lessee LLC	Delaware
50.	Ramblers Owner LLC	Delaware
51.	Ramblers Hotel Owner L.P.	Delaware
52.	Ramblers Lessee LLC	Delaware
53.	Bearcats Owner LLC	Delaware
54.	Bearcats Hotel Owner L.P.	Delaware
55.	Bearcats Lessee LLC	Delaware